DIRECTORS
                         RECOGNITION AND RETENTION PLAN
                  FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                         OF DIME COMMUNITY BANCORP, INC.
                          RESTRICTED STOCK AWARD NOTICE



_________________________________________________          _____- _____-________
       NAME OF AWARD RECIPIENT                            SOCIAL SECURITY NUMBER

________________________________________________________________________________
                                 STREET ADDRESS

__________________________________________   ____________________  __________
                CITY                              STATE             ZIP CODE

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Restricted Stock Award has been granted under the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. Set forth below are the specific terms and conditions applicable to this Restricted Stock Award. Attached as Exhibit A are its general terms and conditions.


     Restricted Stock Award            (A)               (B)               (C)               (D)                (E)
                  Effective Date     12/26/96         12/26/96           12/26/96          12/26/96          12/26/96
                Class of Shares*      Common           Common             Common            Common            Common
          No. of Awarded Shares*      3,174             3,174             3,174             3,174              3,174
                   Vesting Date*      2/1/98           2/1/99            2/1/2000          2/1/2001          2/1/2002

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Dime Community Bancorp, Inc. (the "Company") grants this Restricted Stock Award upon the specified terms and conditions, and the Optionee acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

DIME COMMUNITY BANCORP, INC.                           AWARD RECIPIENT


By_________________________________________            _________________________
       NAME:  VINCENT F. PALAGIANO
      TITLE:  CHIEF EXECUTIVE OFFICER AND CHAIRMAN
              OF THE BOARD OF DIRECTORS

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INSTRUCTIONS: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. A Restricted Stock Award consists of a number of Awarded Shares with uniform terms and conditions. Where Awarded Shares are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                         RECOGNITION AND RETENTION PLAN
  FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC.
                             RESTRICTED STOCK AWARD

                          GENERAL TERMS AND CONDITIONS


                  Section 1. OWNERSHIP OF SHARES. The shares of Common Stock, par value $.01 per share, of Dime Community Bancorp, Inc. ("Shares") covered by this Award ("Awarded Shares") are held in trust by Marine Midland Bank, N.A., the Trustee of the Plan, for your benefit until such time as they are distributed to you or, if earlier, until you forfeit your rights to the Awarded Shares.

                  Section 2. VESTING. In general the Awarded Shares shall become vested and available for distribution to you at the dates set forth in the Restricted Stock Award Notice. In the event that your service with the Company terminates on account of your death or Disability, then any Awarded Shares not theretofore forfeited shall become immediately vested. In addition, to the extent authorized pursuant to a Plan provision that is approved by the Company's shareholders after June 26, 1997, in the event your service terminates due to retirement (as defined in the Plan) or in the event a change of control (as defined in the Plan) occurs, then any Awarded Shares not theretofore forfeited shall become immediately vested.

                  Section 3. FORFEITURES. In the event that your service with the Company terminates before all of the Awarded Shares become vested, any Awarded Shares that have not yet become vested pursuant to section 2 of this Award Notice shall be forfeited. Following such a forfeiture, you will have no rights whatsoever with respect to the Awarded Shares forfeited.

                  Section 4. DIVIDENDS. Any cash or stock dividends declared and paid with respect to Awarded Shares not forfeited shall be allocated to you, and such dividends (and any earnings attributable to them) shall be held in the Trust Fund subject to such restrictions and shall become vested under the same terms and conditions as the Awarded Shares to which they pertain.

                  Section 5. VOTING RIGHTS. You shall have the exclusive right to direct the manner in which all voting rights appurtenant to Awarded Shares not forfeited will be exercised while such Awarded Shares are held in the Trust Fund. Such a direction shall be given by completing and filing a written direction, in the form and manner prescribed by the Committee, with such person as the Committee shall designate, prior to the date of the meeting of holders of Shares at which such voting rights will be exercised.

                  Section 6. DISTRIBUTION UPON VESTING. As soon as practicable following the date any Awarded Shares become vested pursuant to the Award Notice, the Company will issue to you, or your Beneficiary entitled to such Awarded Shares, a stock certificate evidencing ownership of the Shares. Any additional Shares attributable to stock dividends paid with respect to the Awarded Shares then being distributed pursuant to this section 6 shall also be distributed and shall be evidenced by such stock certificate. At the same time, you will receive a cash distribution of any related cash dividends and earnings thereon.

                  Section 7. REGISTRATION OF SHARES. The Company's obligation to deliver Shares pursuant to this Award Notice shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of you or your Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or
(b) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                  Section 8. NO RIGHT TO CONTINUED SERVICE. Nothing in this Award Notice nor any action of the Board or the Committee with respect to this Award Notice shall be held or construed to confer upon you any right to a continuation of service with the Company or any of its affiliates which retain you. You may be dismissed or otherwise dealt with to the same extent as though this Award had not been made.

                  Section 9. TAXES. The Company, the Committee or the Trustee shall have the right to require you to pay the amount of any tax which is required to be withheld with respect to the Awarded Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Awarded Shares to cover the amount required to be withheld.

                  Section 10. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a)      If to the Committee:

                           Dime Community Bancorp, Inc.
                           c/o  The Dime Savings Bank of Williamsburgh
                           209 Havemeyer Street
                           Brooklyn, New York  11211

                           Attention:  CORPORATE SECRETARY

                  (b) If to you, to your address as shown in the Company's personnel records.

                  Section 11. NO ASSIGNMENT. The Awarded Shares shall not be transferable by you other than by will or by the laws of descent and distribution, and the Awarded Shares shall be distributable only to you during your lifetime. To name a Beneficiary who may receive distribution of shares of Common Stock available for distribution after your death, complete the attached Appendix A and file it with the Corporate Secretary of Dime Community Bancorp, Inc.

                  Section 12. SUCCESSORS AND ASSIGNS. This Award Notice shall inure to the benefit of and shall be binding upon you and the Company and your respective heirs, successors and assigns.

                  Section 13. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 14. GOVERNING LAW. This Award Notice shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

                  Section 15. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

                  Section 16. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, you acknowledge receipt of a copy of the Plan.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
                       RECOGNITION AND RETENTION PLAN FOR
    OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC.
                          BENEFICIARY DESIGNATION FORM


GENERAL
INFORMATION    USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE
               SHARES AVAILABLE FOR DISTRIBUTION AT THE TIME OF YOUR DEATH

Name of
Award Recipient________________________  Social Security Number ____--____--____



BENEFICIARY
DESIGNATION    COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE SPECIFIED,
               EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL
               HAVE AN EQUAL SHARE. IF ANY DESIGNATED BENEFICIARY PREDECEASES
               YOU, THE SHARES OF EACH REMAINING BENEFICIARY IN THE SAME CLASS
               (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

    NAME                  ADDRESS          RELATIONSHIP     BIRTHDATE      SHARE
____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

                                                                Total   =   100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

    NAME                  ADDRESS          RELATIONSHIP     BIRTHDATE      SHARE
____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

____________________  ___________________   __________     __________   _______%
                      ___________________

                                                                Total   =   100%

                I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Dime Community Bancorp, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awarded Shares.

                _______________________________________       __________________
S       H                Signature                                 Date
I       E
G       R       ________________________________________________________________
N       E                                     Address

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                                INTERNAL USE ONLY

This Beneficiary Designation was                         Comments
received by the Corporate Secretary of
Dime Community Bancorp, Inc. on the date indicated.




By______________________     _______________
    AUTHORIZED SIGNATURE           DATE
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